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                                                                    EXHIBIT 21.1

                                 GAMESTOP CORP.
                                  SUBSIDIARIES

Electronics Boutique Holdings Corp., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.

GameStop Holdings Corp., a Delaware corporation, is a wholly-owned subsidiary of Electronics Boutique Holdings Corp.

EB Catalog Company, Inc., a Nevada corporation, is a wholly-owned subsidiary of Electronics Boutique Holdings Corp.

ELBO Inc., a Delaware corporation, is a wholly-owned subsidiary of Electronics Boutique Holdings Corp.

EB International Holdings, Inc., a Delaware corporation, is a wholly-owned subsidiary of Electronics Boutique Holdings Corp.

GameStop, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop Holdings Corp.

Marketing Control Services, Inc., a Virginia corporation, is a wholly-owned subsidiary of GameStop Holdings Corp.

Sunrise Publications, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop, Inc.

GameStop Brands, Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop, Inc.

GameStop of Texas (GP), LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop, Inc.

GameStop (LP), LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop, Inc.

GameStop Texas LP, a Texas limited partnership, is a 1% owned subsidiary of GameStop of Texas (GP), LLC and a 99% owned subsidiary of GameStop (LP), LLC

GameStop Group Limited, an Irish company, is a 51% owned subsidiary of GameStop, Inc.

GameStop Ireland Ltd., an Irish company, is a wholly-owned subsidiary of GameStop Group Limited

GameStop UK Ltd., a UK company, is a wholly-owned subsidiary of GameStop Group Limited

EB Sadsbury Second, LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop, Inc.

EB Sadsbury General Partner, LP, a Delaware limited partnership, is a wholly-owned subsidiary of GameStop, Inc.

EB Sadsbury Property Holding, LP, a Delaware limited partnership, is a wholly-owned subsidiary of GameStop, Inc.

Electronics Boutique Australia Pty. Ltd, an Australian company, is a wholly-owned subsidiary of EB International Holdings, Inc.

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EB Luxembourg Holdings Sarl, a Luxembourg company, is a wholly-owned subsidiary of EB International Holdings, Inc.

Electronics Boutique Canada, Inc., a Canadian corporation, is a wholly-owned subsidiary of EB International Holdings, Inc.

GameStop Deutschland GmbH., a German company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

Electronics Boutique Italy Srl, an Italian company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

Electronics Boutique Denmark ApS., a Danish private company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

EB Games Sweden AB, a Swedish company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

EB Games Management Services AB, a Swedish company, is a wholly-owned subsidiary of EB Games Sweden AB.

PC Joy GmbH, a Swiss Company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

Jump Ordenadores S.L.U., a Spanish company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

EB Games Trading GmbH, an Austrian company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

EB Games Finland Oy AB, a Finnish company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.

Electronics Boutique Norway AS., a Norwegian private company, is a wholly-owned subsidiary of EB Luxembourg Holdings Sarl.